Exhibit 4.1

NOTE AND SUBORDINATION AMENDMENT AGREEMENT

Agreement dated as of this 26th day of May, 2009 among Model Reorg Acquisition LLC, a Delaware limited liability company (the “Company”), the noteholders listed on the signature page hereof (the “Noteholders”) and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Agent and Collateral Agent for Lenders under the Credit Agreement (as defined below) (in such capacity and together with its successors and assigns, the “Senior Lender”).

WHEREAS, each of the Noteholders holds a Subordinated Promissory Note of the Company, as more particularly described on Exhibit A attached hereto (the “Subordinated Notes”);

WHEREAS, the Company is a party to Credit Agreement, dated as of August 11, 2008, with certain of its affiliates, General Electric Capital Corporation, for itself, as lender, and as agent, and the other lenders signatory thereto (as amended from time to time, the “Credit Agreement”);

WHEREAS, the Noteholders, the Company and the Senior Lender are parties to an Intercreditor and Subordination Agreement, dated as of August 11, 2008 (as amended from time to time, the “Subordination Agreement”); and

WHEREAS, the Company desires to obtain certain amendments to the Credit Agreement and waivers of certain defaults thereunder pursuant to a Waiver and Amendment No. 1 to Credit Agreement to be entered into by the parties to the Credit Agreement (the “Waiver and Amendment”) and the Agent (as defined in the Credit Agreement) and the Lenders are willing to execute and deliver the Waiver and Amendment if, among other matters, the Noteholders execute and deliver this Agreement;

NOW THEREFORE the Company and the Noteholders agree as follows:

1. Payments under Subordinated Notes. Notwithstanding anything to the contrary contained in the Subordinated Notes, no principal or interest shall be paid under the Subordinated Notes prior to the Commitment Termination Date (as defined in the Credit Agreement).

2. Amendments to Subordination Agreement.

(a) Section 2(b) of the Subordination Agreement shall be amended by deleting therefrom the provisos in subsection (2)(A) thereof.

(b). Section 2(c) of the Subordination Agreement shall be amended in its entirety to read as follows:

“(c) [Intentionally Deleted].”

(c) Section 3(c) of the Subordination Agreement shall be amended by deleting therefrom the clause: “except payments permitted to be made at the time of payment as provided in paragraph 2(b), ”.

3. Counterparts. This Agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Agreement signed by all the parties shall be lodged with the Senior Lender.

4. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

6. Successors and Assigns. This Agreement shall be binding upon the successors, heirs, administrators, executors and assigns of the Company and the Noteholders and shall inure to the benefit of the Senior Lender and its successors and assigns.

7. GOVERNING LAW: CONSENT TO JURISDICTION AND VENUE. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS (AS DEFINED IN THE CREDIT AGREEMENT), IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH OF THE COMPANY, THE NOTEHOLDERS AND THE SENIOR LENDER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES AMONG THE COMPANY, THE NOTEHOLDERS AND THE SENIOR LENDER PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE SENIOR LOAN DOCUMENTS, PROVIDED, THAT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK AND, PROVIDED, FURTHER THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE SENIOR LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE SENIOR OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE SENIOR LENDER. EACH OF THE COMPANY AND THE NOTEHOLDERS

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EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH OF THE COMPANY AND THE NOTEHOLDERS HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH OF THE COMPANY AND THE NOTEHOLDERS HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINTS AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO IT AT THE ADDRESS SET FORTH IN THE CREDIT AGREEMENT OR BENEATH ITS SIGNATURE LINE BELOW, AS THE CASE MAY BE, AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE COMPANY’S OR THE NOTEHOLDERS’ ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

8. MUTUAL WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE PARTIES ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE SENIOR LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

GENERAL ELECTRIC CAPITAL CORPORATION,
as Senior Lender

By:	/s/ Kristina M. Miller
Name:	Kristina M. Miller
Title:	Duly Authorized Signatory

[Signature Page – Nussdorf Trusts Note and Subordination Amendment]

MODEL REORG ACQUISITION, LLC,

By:	/s/ Michael W. Katz
Name:	Michael W. Katz
Title:	President and C.E.O.

[Signature Page – Nussdorf Trusts Note and Subordination Amendment]

NOTEHOLDERS:

GLENN NUSSDORF 10-YEAR GRANTOR RETAINED ANNUITY TRUST DATED 11/1/98

By:	/s/ Glenn Nussdorf
Name:	Glenn Nussdorf
Title:	Trustee

By:	/s/ Stephen Nussdorf
Name:	Stephen Nussdorf
Title:	Trustee

GLENN NUSSDORF 15-YEAR GRANTOR RETAINED ANNUITY TRUST DATED 11/2/98

By:	/s/ Glenn Nussdorf
Name:	Glenn Nussdorf
Title:	Trustee

By:	/s/ Stephen Nussdorf
Name:	Stephen Nussdorf
Title:	Trustee

STEPHEN NUSSDORF 10-YEAR GRANTOR RETAINED ANNUITY TRUST DATED 11/1/98

By:	/s/ Glenn Nussdorf
Name:	Glenn Nussdorf
Title:	Trustee

By:	/s/ Stephen Nussdorf
Name:	Stephen Nussdorf
Title:	Trustee

[Signature Page – Nussdorf Trusts Note and Subordination Amendment]

STEPHEN NUSSDORF 15-YEAR GRANTOR RETAINED ANNUITY TRUST DATED 11/2/98

By:	/s/ Glenn Nussdorf
Name:	Glenn Nussdorf
Title:	Trustee

By:	/s/ Stephen Nussdorf
Name:	Stephen Nussdorf
Title:	Trustee

ARLENE NUSSDORF 10-YEAR GRANTOR RETAINED ANNUITY TRUST DATED 11/1/98

By:	/s/ Glenn Nussdorf
Name:	Glenn Nussdorf
Title:	Trustee

By:	/s/ Stephen Nussdorf
Name:	Stephen Nussdorf
Title:	Trustee

ARLENE NUSSDORF 15-YEAR GRANTOR RETAINED ANNUITY TRUST DATED 11/2/98

By:	/s/ Glenn Nussdorf
Name:	Glenn Nussdorf
Title:	Trustee

By:	/s/ Stephen Nussdorf
Name:	Stephen Nussdorf
Title:	Trustee

[Signature Page – Nussdorf Trusts Note and Subordination Amendment]

EXHIBIT A

SUBORDINATED NOTES

Trust Name	Principal
Glenn Nussdorf 10 year Grantor Retained Annuity Trust dated 11/1/98	$7,388,212.15

Glenn Nussdorf 15 year Grantor Retained Annuity Trust dated 11/2/98	$11,067,018.85

Stephen Nussdorf 10 year Grantor Retained Annuity Trust dated 11/1/98	$7,388,212.15

Stephen Nussdorf 15 year Grantor Retained Annuity Trust dated 11/2/98	$11,067,018.85

Arlene Nussdorf 10 year Grantor Retained Annuity Trust dated 11/1/98	$7,388,212.15

Arlene Nussdorf 15 year Grantor Retained Annuity Trust dated 11/2/98	$11,067,018.85

Total Principal	$55,365,693.00